Exhibit 99.2

Index to Audited Financial Statements of Applied Digital Cloud Corporation and Affiliates

1

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Applied Digital Cloud Corporation and Affiliates

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Applied Digital Cloud Corporation and Affiliates (the “Company”) as of May 31, 2025 and 2024, the related combined statements of operations, changes in Parent Company Net Investment and cash flows for each of the two years in the period ended May 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended May 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1, the financial statements have been prepared on a “carve-out” basis from the financial statements of Applied Digital Corporation to reflect the assets, liabilities, revenues and expenses of the Company as well as allocations deemed reasonable by management to present the results of operations, financial position and cash flows of the Company on a standalone basis and may not reflect the Company’s results of operations, financial position and cash flows had the Company operated as a standalone company during the periods presented. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ CBIZ CPAs P.C.

We have served as the Company’s auditor since 2026.

New York, NY
June 30, 2026

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APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Combined Balance Sheets

(In thousands)

	May 31, 2025	May 31, 2024
ASSETS
Current assets:
Cash	$2,398	$—
Accounts receivable	3,788	—
Prepaid expenses and other current assets	223	333
Total current assets	6,409	333
Property and equipment, net	10,922	11,278
Operating lease right of use assets, net	91,374	152,090
Finance lease right of use assets, net	195,495	209,933
Other assets	—	581
TOTAL ASSETS	$304,200	$374,215

LIABILITIES AND PARENT COMPANY NET INVESTMENT
Current liabilities:
Accounts payable	$3,962	$11,589
Accrued liabilities	572	1,580
Current portion of operating lease liability	16,093	21,101
Current portion of finance lease liability	133,407	102,400
Deferred revenue	3,594	31,178
Total current liabilities	157,628	167,848
Long-term portion of operating lease liability	58,420	108,668
Long-term portion of finance lease liability	—	59,907
Long-term debt	12,000	—
Total liabilities	228,048	336,423
Parent company net investment
Parent company net investment	76,152	37,792
Total parent company net investment	76,152	37,792
TOTAL LIABILITIES AND PARENT COMPANY NET INVESTMENT	$304,200	$374,215

See accompanying notes to the combined financial statements

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APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Combined Statements of Operations

(In thousands)

	Fiscal Year Ended
	May 31, 2025	May 31, 2024

Revenue	$84,376	$28,957
Costs and expenses:
Cost of revenues	115,308	41,687
Selling, general and administrative	24,813	52,756
Gain on abandonment of assets	(414)	—
Total costs and expenses	139,707	94,443
Operating loss	(55,331)	(65,486)
Interest expense, net	17,399	9,809
Net loss before income tax expense	(72,730)	(75,295)
Income tax expense	—	—
Net loss	$(72,730)	(75,295)

See accompanying notes to the combined financial statements

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APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Combined Statements of Changes in Parent Company Net Investment

For the Fiscal Years Ended May 31, 2025 and May 31, 2024

(In thousands)

	Parent company net investment	Total Parent company net investment
Balance, May 31, 2023	$223	$223
Net transactions from parent company	112,864	112,864
Net loss	(75,295)	(75,295)
Balance, May 31, 2024	$37,792	$37,792
Net transactions from parent company	111,090	111,090
Net loss	(72,730)	(72,730)
Balance, May 31, 2025	$76,152	$76,152

See accompanying notes to the combined financial statements

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APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Combined Statements of Cash Flows (in thousands)

	Fiscal Year Ended
	May 31, 2025	May 31, 2024
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(72,730)	$(75,295)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	80,656	57,884
Stock-based compensation	(1,463)	10,135
Lease expense	30,922	13,441
Gain on abandonment of assets	(414)	—
Changes in operating assets and liabilities:
Accounts receivable	(3,788)	—
Prepaid expenses and other current assets	111	(333)
Other assets	581	(581)
Deferred revenue	(27,584)	31,178
Accounts payable	(9,014)	10,441
Accrued liabilities	(1,008)	1,570
Lease assets and liabilities	(3,491)	1,368
CASH FLOW (USED IN) PROVIDED BY OPERATING ACTIVITIES	(7,222)	49,808
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,376)	(11,234)
Finance lease prepayments	—	(46,378)
CASH FLOW USED IN INVESTING ACTIVITIES	(1,376)	(57,612)
CASH FLOW FROM FINANCING ACTIVITIES
Repayment of finance leases	(114,743)	(44,861)
Proceeds from issuance of SAFE agreement included in long-term debt	12,000	—
Net transactions with parent company	113,739	52,665
CASH FLOW PROVIDED BY FINANCING ACTIVITIES	10,996	7,804

NET INCREASE IN CASH	2,398	—
CASH, BEGINNING OF PERIOD	—	—
CASH, END OF PERIOD	$2,398	—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$17,270	$9,514
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Operating right-of-use assets obtained by lease obligation	$20,280	$158,508
Finance right-of-use assets obtained by lease obligation	$64,358	$263,593
Property and equipment in accounts payable and accrued liabilities	$1,387	$1,172
Net assets (distributed to) contributed by parent company	$(1,186)	$50,064

See accompanying notes to the combined financial statements

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APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Notes to the Combined Financial Statements

For the Fiscal Years Ended May 31, 2025 and May 31, 2024

1.	Business and Basis of Presentation

Applied Digital Cloud Corporation, SAI Computing LLC, and SAI Computing Holdings LLC (together, “Applied Digital Cloud Corporation and Affiliates” or the “Company”), provide cloud services to customers, such as AI and machine learning developers by renting space at third party co-location centers and providing the customers with access to its cloud computing equipment. They are wholly owned subsidiaries of Applied Digital Corporation (“Applied Digital” or the “Parent”). All references to “we,” “us,” “our” or the “Company” mean Applied Digital Cloud Corporation, SAI Computing LLC, and SAI Holdings LLC.

On May 5, 2026 (the “Closing Date”), Ekso Bionics Holdings, Inc., a Nevada corporation (“Ekso”), consummated the previously announced business combination transaction (the “Business Combination”) contemplated by that certain Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”), dated February 15, 2026, by and among Ekso, APLD Intermediate HoldCo LLC, a Delaware limited liability company (“APLD Intermediate”), APLD ChronoScale HoldCo LLC, a Delaware limited liability company and a wholly owned subsidiary of APLD Intermediate (“Contributor”), each a wholly owned direct or indirect subsidiary of Applied Digital, and Applied Digital Cloud Corporation, a wholly owned indirect subsidiary of Applied Parent and a direct subsidiary of Contributor as of immediately prior to Closing (as defined below). Upon the Closing, Ekso changed its name to “ChronoScale Corporation” and each of the Company entities became wholly owned direct or indirect subsidiaries of the ChronoScale Corporation.

The Company has historically existed and functioned as part of the consolidated business of the Parent. The accompanying combined financial statements are prepared on a standalone basis and are derived from the Parent’s historical accounting records. The Company has not operated as a separate standalone legal entity and is comprised of three wholly-owned subsidiaries of the Parent: Applied Digital Cloud Corporation, SAI Computing LLC, and SAI Computing Holdings LLC. The combined financial statements reflect the combined historical operations, financial position and cash flows of the Company for the period presented in conformity with generally accepted accounting principles in the United States (“GAAP”). The combined financial statements may not be indicative of the Company’s future performance and do not necessarily reflect what the financial position, results of operations and cash flows would have been had it operated as a standalone business during the period presented. The assets, liabilities, revenue and expenses of the Company have been reflected in these combined financial statements on a historical cost basis, as included in the consolidated financial statements of the Parent, using the historical accounting policies applied by the Parent.

All intercompany transactions within the Company have been eliminated and all intercompany transactions between the Company and other legal entities, or components of legal entities, controlled by the Parent which are not being sold as part of the transaction have been included in the combined financial statements. The aggregate net effect of intercompany transactions that will not be settled in cash have been reflected in the combined balance sheets as Parent company net investment and in the combined statements of cash flows as a financing activity.

The combined statements of operations includes all revenues, costs, and expenses directly attributable to the Company, including allocation of expense associated with payroll, stock-based compensation and income taxes. Allocations are based on direct usage when identifiable, with the remainder allocated on a pro rata basis using an applicable measure of headcount or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented. The allocated amounts are not necessarily indicative of the amounts that would be incurred or realized if the Company operated as a separate standalone entity during the period presented. Actual costs that the Company may have incurred if it were a standalone entity would depend on a number of factors, including whether functions were outsourced or performed by employees and strategic decisions made in areas of selling, general and administrative expense and infrastructure.

Income tax amounts in the combined financial statements have been calculated on a separate return method and presented as if operations were separate taxpayers in the respective jurisdictions.

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APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Notes to the Combined Financial Statements

For the Fiscal Years Ended May 31, 2025 and May 31, 2024

The combined balance sheets include assets and liabilities that have been determined to be specifically identifiable or otherwise attributable to the Company. Cash includes cash held at legal entities within the Company. The Company does not utilize a centralized treasury management function for financing its operations; however, there are cash pooling activities consisting of transfers of cash to and from the Company and the Parent which are reflected as a component of Parent company net investment in the combined balance sheets.

The equity balance in the combined financial statements represents the excess of total assets over liabilities including the due to/from balances between the Company and the Parent (Parent company net investment). Parent company net investment is primarily impacted by intercompany payables and receivables and allocation of stock-based compensation.

2.	Significant Accounting Policies

Use of Estimates

The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting periods. On an on-going basis, the Company evaluates the estimates, including those related to allocations from parent such as payroll expense and stock-based compensation expense. Although these estimates are based on historical facts and various other assumptions that the Company believes are reasonable, actual results could differ from those estimates.

Allocations From Parent

The combined financial statements include expense allocations prior to the carve-out for certain expenses provided by the Parent on a centralized basis, including, but not limited to, financing, payroll, stock-based compensation, and other expenses that are either specifically identifiable or clearly applicable to the Company. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis using an applicable measure of headcount or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented. Management considers that such allocations have been made on a reasonable basis; however, these allocations may not be indicative of the actual expense that would have been incurred had the Company operated as an independent, stand-alone public entity.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification 606, Revenue from Contracts with Customers.

The Company provides managed cloud infrastructure services to customers, such as artificial intelligence and machine learning developers, to help develop their advanced products. Customers pay a fixed rate to the Company in exchange for managed cloud services supported by Company-provided equipment. Revenues are recognized based on the fixed rate, net of any credits for non-performance, over the term of the agreements.

Accounts Receivable

Accounts receivable are primarily comprised of billed and unbilled receivables for which the Company has an unconditional right to consideration and the performance obligations have been satisfied. The Company recognizes an allowance for the remaining lifetime expected credit losses based on management’s expectation of collectability. The Company bases its estimate on multiple factors, including historical experience with bad debts, our relationship with our customers and their credit quality, the aging of respective asset balances, current macroeconomic conditions and management’s expectations of conditions in the future. The Company writes off accounts receivable in the period when the likelihood of collection of a balance is considered remote.

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APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Notes to the Combined Financial Statements

For the Fiscal Years Ended May 31, 2025 and May 31, 2024

Segments

For the years ended May 31, 2025 and May 31, 2024, the Company has identified one operating segment, which has also been determined to be the Company’s primary reportable business segment. Operating segments are defined as components of an enterprise for which separate financial information is available and is evaluated regularly by the Chief Operating Decision Maker (CODM), which is the Company’s Chief Executive Officer. The Company’s CODM evaluates performance and makes operating decisions primarily based on revenue and profit (loss).

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (see “Note 3 - Property and Equipment”). Once an asset is identified for retirement or disposition, the related cost and accumulated depreciation or amortization are removed, and a gain or loss is included in earnings. Depreciation expense includes the amortization of assets recorded in association with our leases. Leasehold improvements and assets recorded in association with our leases are amortized over the shorter of the expected lease term or the estimated useful life of the asset. Construction in progress represents assets received but not placed into service as of May 31, 2025 and May 31, 2024.

Impairment or Disposal of Long-Lived Assets

Our long-lived assets are reviewed for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. We also evaluate the period of depreciation and amortization of long-lived assets to determine whether events or circumstances warrant revised estimates of useful lives. When indicators of impairment are present, we determine the recoverability of our long-lived assets by comparing the carrying value of our long-lived assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the estimated future undiscounted cash flows demonstrate the long-lived assets are not recoverable, an impairment loss would be calculated based on the excess of the carrying amounts of the long-lived assets over their fair value. The Company’s estimates of fair values are based on the best information available and require the use of estimates, judgments, and projections.

Lease Accounting

The Company determines whether an arrangement contains a lease at the inception of the arrangement. The Company leases office space under operating leases and equipment under finance leases. If a lease is determined to exist, the term of such lease is assessed based on the commencement date, which is the date on which the underlying asset is made available for the Company’s use by the lessor. For leases with renewal periods or early terminations at the Company’s option, the Company determines the expected lease term based on whether the exercise of any renewal option or early termination is reasonably certain at the inception of the lease.

At the commencement date of a lease, we recognize a right-of-use asset representing our right to use the underlying asset during the lease term and a lease liability for the present value of the future lease payments. As most leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available on the commencement date in determining the present value of lease payments.

For operating leases, we recognize fixed lease expense on a straight-line basis over the lease term. For finance leases, we recognize amortization expense on the right-of-use asset and interest expense on the lease liability over the lease term. Variable lease costs are recognized as incurred. Assets and liabilities related to finance leases are presented separately from those relating to operating leases on our combined balance sheets. We do not record lease contracts with a term of 12 months or less on our combined balance sheets. We have also elected for all leases to not separate lease and non-lease components.

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APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Notes to the Combined Financial Statements

For the Fiscal Years Ended May 31, 2025 and May 31, 2024

Income Taxes

Income tax amounts in the combined financial statements have been calculated on a separate return method and presented as if operations were separate taxpayers in the respective jurisdictions. Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized based on the future tax consequences attributable to differences that exist between the financial statement carrying amounts of assets and liabilities and their respective tax bases, as well as tax attributes such as net operating loss, capital loss and tax credits carryforwards on a taxing jurisdiction basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are expected, more likely than not, to be realized in the future. A tax benefit from an uncertain income tax position may be recognized in the financial statements only if it is more likely than not that the position is sustainable, based solely on its technical merits and consideration of the relevant taxing authority’s widely understood administrative practices and precedents. Recognized income tax positions are measured at the largest amount that has a greater than 50% likelihood of being realized. Any subsequent changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

ASC Topic 740, Income Taxes, (“ASC 740”), clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure, and transition.

The Company’s policy for recording interest and penalties associated with unrecognized tax benefits is to record such interest and penalties as components of income tax expense.

Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s combined financial statements.

For further information on income taxes, see “Note 6 - Income Taxes” below.

Liquidity

As of May 31, 2025, the Company had cash of $2.4 million and a working capital deficit of $151.2 million which raises substantial doubt about the Company’s ability to continue as a going concern. Historically, the Company has incurred losses and has relied on the Parent to provide financing for its operations.

Subsequent to the year ended May 31, 2025, the Company renegotiated the majority of its finance leases to extend the duration of the lease agreements, thus extending finance lease payments through fiscal year 2028. Additionally, after year end and through May 31, 2026, the Company made finance lease payments of approximately $89.5 million and operating lease payments of $21.0 million. The Company expects positive cash flows from operations to support its obligations and, in connection with the planned transaction, expects to raise equity funding. Finally, the Company has the ability to modify the timing of its capital spending and extend its payment terms with vendors, if necessary.

Based on this analysis, the Company believes that substantial doubt to continue as a going concern has been alleviated. Management believes these events are sufficient to allow the Company to meet its obligations for at least one year after the date these carve-out financial statements are issued.

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APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Notes to the Combined Financial Statements

For the Fiscal Years Ended May 31, 2025 and May 31, 2024

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (“Topic 740”): Improvements to Income Tax Disclosures. This ASU is intended to enhance the transparency and decision usefulness of income tax disclosures, primarily related to standardization and disaggregation of rate reconciliation categories and income taxes paid by jurisdiction. The guidance is effective for fiscal years beginning after December 15, 2024, with early adoption permitted, and can be applied either prospectively or retrospectively. The Company does not expect the impact of adopting this ASU to be material on its disclosures and plans to adopt this pronouncement beginning with its fiscal year beginning June 1, 2025.

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU is intended to enhance transparency of income statement disclosures primarily through additional disaggregation of relevant expense captions. The standard is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027, with prospective or retrospective application permitted. The Company is currently evaluating the impact of this ASU on its financial statement presentation and disclosures and plans to adopt this pronouncement beginning with its fiscal year beginning June 1, 2027.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270) Narrow-Scope Improvements. which is intended to improve the navigability of the guidance in ASC 270, Interim Reporting, and clarify when it applies. Under the amendments, an entity is subject to ASC 270 if it provides interim financial statements and notes in accordance with GAAP. ASU 2025-11 also addresses the form and content of such financial statements, interim disclosures requirements, and establishes a principle under which an entity must disclose events since the end of the last annual reporting period that have a material impact on the entity. ASU 2025-11 is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027, and early adoption is permitted. The Company is currently evaluating the impact of this ASU on its financial statements and plans to adopt this pronouncement beginning with its fiscal year beginning June 1, 2028.

In December 2025, the FASB issued ASU 2025-12, Codification Improvements. The amendments in this update are to make other incremental improvements to GAAP and facilitate codification updates for a broad range of Topics arising from technical corrections, unintended application of the codification, clarifications, and other minor improvements. The resulting amendments are collectively referred to as Codification improvements. ASU 2025-12 is effective for all entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods. The Company is currently evaluating the impact the adoption of ASU 2025-12 may have on the Company’s combined financial statements.

In April 2026, the FASB issued ASU 2026-01, Equity (Topic 505): Initial Measurement of Paid-in-Kind Dividends on Equity-Classified Preferred Stock, which is intended to provide authoritative guidance on how an issuer should initially measure paid-in-kind dividends on equity-classified preferred stock. The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods. Early adoption is permitted in an interim or annual reporting periods in which financial statements have not yet been issued or made available for issuance. The Company is currently evaluating the impact the adoption of ASU 2026-01 may have on the Company’s combined financial statements.

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APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Notes to the Combined Financial Statements

For the Fiscal Years Ended May 31, 2025 and May 31, 2024

3.	Property and Equipment

Property and equipment, net consisted of the following as of May 31, 2025 and 2024 (in thousands):

	Estimated Useful Life	May 31, 2025	May 31, 2024
Networking equipment, electrical equipment, and software	3 years - 5 years	$672	$333
Leasehold improvements	3 years - 7 years	697	607
Construction in progress		3,331	3,293
Other equipment and fixtures	5 years - 7 years	8,900	7,791
Total cost of property and equipment		13,600	12,024
Accumulated depreciation		(2,678)	(746)
Property and equipment, net		$10,922	$11,278

Depreciation expense totaled $1.9 million and $0.7 million for the fiscal years ended May 31, 2025 and 2024, respectively.

4.	Revenue from Contracts with Customers

Below is a summary of the Company’s revenue concentration by major customer for the fiscal years ended May 31, 2025 and May 31, 2024:

	May 31, 2025	May 31, 2024
Customer A	77%	29%
Customer B	23%	71%

Deferred Revenue

Changes in the Company’s deferred revenue balances for the fiscal years ended May 31, 2025 and May 31, 2024, respectively, are shown in the following table (in thousands):

	May 31, 2025	May 31, 2024
Balance, beginning of period	$31,178	$—
Advance billings	66,435	60,135
Revenue recognized	(84,376)	(28,957)
Other adjustments(1)	(9,643)	—
Balance, end of period	$3,594	$31,178

(1)	This adjustment represents deferred revenue associated with a contract that was cancelled during the 2024 fiscal year and repaid during the 2025 fiscal year.

5.	Debt

In the first fiscal quarter of 2025, the Company entered into two SAFE agreements totaling $12.0 million with an investor (the “Investor”). Under the terms of the SAFE agreements, the Investor has the right to certain shares of the Company’s preferred stock.

If an equity financing transaction is completed by the Company before the termination of the SAFE agreements, the SAFE agreements will automatically convert into the number of shares of preferred stock equal to the purchase amount divided by the discount price, which will be the lowest price per share of the preferred stock sold in the equity financing transaction multiplied by the discount rate (90%). If there is a liquidity event before the termination of the SAFE agreements, the Investor will automatically be entitled to receive a portion of proceeds, due and payable to the Investor immediately prior to, or concurrent with, the occurrence of such liquidity event, equal to the greater of (i) the purchase amount or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price (the price per share equal to the fair market value of the common stock at the time of the liquidity event, as determined by reference to the purchase price payable in connection with such liquidity event, multiplied by the discount rate). If there is a dissolution event before the termination of the SAFE agreements, the Investor will automatically be entitled to receive a portion of proceeds equal to the purchase amount, due and payable to the Investor immediately prior to the occurrence of the dissolution event.

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APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Notes to the Combined Financial Statements

For the Fiscal Years Ended May 31, 2025 and May 31, 2024

In a liquidity or dissolution event, the SAFE agreements are intended to operate like standard non-participating preferred stock. The Investor’s right to receive the purchase amount is junior to payments for outstanding indebtedness and creditor claims, on par with payments for other SAFE agreements and preferred stock, and senior to payments for common stock. The SAFE agreements will automatically terminate immediately following the earliest to occur of: (i) the issuance of capital stock to the Investor pursuant to the automatic conversion of the SAFE agreements; or (ii) the payment, or setting aside for payment, of amounts due the Investor. The Investor shall have the right, but not the obligation, to purchase up to its Pro Rata Share (the ratio of (i) the purchase amount of the SAFE agreements to (ii) the aggregate purchase amounts of all SAFE agreements issued by the Company prior to the equity financing transaction) of the securities issued in the equity financing transaction, on the same terms, conditions and pricing afforded to the other investors participating in the equity financing transaction.

The SAFE agreements were accounted for in accordance with ASC 480: Distinguishing Liabilities from Equity. Per the SAFE agreements, as the underlying share class has not been issued yet and as such, equity classification cannot be determined based on redemption rights, these agreements were classified as liabilities and included in long-term debt at their face value on the Company’s combined balance sheets.

6.	Income Taxes

Income tax expense for the fiscal years ended May 31, 2025 and 2024 consisted of the following (in thousands):

	May 31, 2025	May 31, 2024
Current expense (benefit)
Federal	$—	$—
Foreign	—	—
State	—	—
Total current expense	$—	—
Deferred expense (benefit)
Federal	$—	—
Foreign	—	—
State	—	—
Total deferred (benefit) expense	—	—
Total income tax (benefit) expense	$—	$—

The following table reconciles the statutory rate to our effective tax rate for the fiscal years ended May 31, 2025 and 2024:

	May 31, 2025	May 31, 2024
Expected income tax rate at the U.S. statutory rate	21.0%	21.0%
Stock-based compensation	0.1%	4.4%
State income taxes, net of federal tax benefit	4.4%	4.4%
Change in valuation allowance	(25.5)%	(29.8)%
Effective income tax rate	—%	—%

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APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Notes to the Combined Financial Statements

For the Fiscal Years Ended May 31, 2025 and May 31, 2024

Deferred income taxes reflect the temporary differences between the amounts at which assets and liabilities are recorded for financial reporting purposes and the amounts utilized for tax purposes. The primary components of the temporary differences that gave rise to the Company’s deferred tax assets and liabilities for the fiscal years ended May 31, 2025 and 2024 are as follows (in thousands):

	May 31, 2025	May 31, 2024
Deferred tax assets
Net operating loss	$43,712	$25,252
Lease liability	18,903	32,920
Interest disallowance carryforward	6,800	2,420
Other	(305)	190
Deferred tax assets, gross	69,110	60,782
Less: valuation allowance	(41,228)	(22,726)
Total deferred tax assets, net	$27,882	$38,056

Deferred tax liabilities
Property and equipment	$(4,702)	$527
Right of use assets	(23,180)	(38,583)
Total deferred tax liability, net	(27,882)	(38,056)
Net deferred tax asset	$—	$—

The Company had $172.0 million and $100.0 million of gross federal and state tax net operating loss as of May 31, 2025 and 2024, respectively. At May 31, 2025 and May 31, 2024, $172.0 million and $100.0 million, respectively, are available to offset future income. The federal net operating loss carryforwards are available indefinitely to offset future taxable income. The state net operating loss carryforwards begin to expire in 2038.

A valuation allowance is provided when it is more likely than not that some portion or the entire net deferred tax asset will not be realized. The Company has recorded an increase in the valuation allowance of $18.8 million and $22.4 million as of May 31, 2025 and 2024, respectively. The Company has provided a valuation allowance for the portion of the deferred tax assets that it has determined are not more likely than not to be recognized.

The valuation allowance is primarily attributable to deferred tax assets for net operating losses that management believes are more likely than not to remain unutilized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income of the appropriate character (i.e., capital or ordinary) during the period in which the temporary differences become deductible. Management considers, among other things, the scheduled reversals of deferred tax liabilities and the history of positive taxable income in evaluating the realizability of the deferred tax assets. Management believes that it is not likely that the results of future operations will generate sufficient taxable income to realize its deferred tax assets.

The Company did not have any unrecognized tax benefits for the years ended May 31, 2025 and May 31, 2024. The Company recognizes interest expense related to unrecognized tax benefits in income tax expense. The Company did not have any interest expense or expense for penalties related to unrecognized tax benefits for the reported period.

14

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Notes to the Combined Financial Statements

For the Fiscal Years Ended May 31, 2025 and May 31, 2024

7.	Leases

The Company enters into leases for equipment and office space. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. The Company presents operating and finance right of use assets and liabilities separately on the balance sheets as their own captions, with the liabilities split between current and long-term, respectively.

Components of lease expense were as follows (in thousands):

	May 31, 2025	May 31, 2024
Operating lease cost:
Operating lease expense	$36,068	$16,132
Short-term lease expense	122	—
Total operating lease cost	36,190	16,132
Finance lease expense:
Amortization of right-of-use assets(1)	78,724	57,230
Interest on lease liabilities	16,826	9,457
Total finance lease cost	95,550	66,687
Total net lease cost	$131,740	$82,819

(1)	Amortization of right-of-use assets is included within cost of revenues and selling, general and administrative expense in the combined statements of operations.

The following table represents the Company’s future minimum lease payments as of May 31, 2025 (in thousands):

	Operating Leases	Finance Leases	Total
FY26	$21,033	$140,296	$161,329
FY27	21,798	—	21,798
FY28	22,623	—	22,623
FY29	17,152	—	17,152
FY30	3,536	—	3,536
Thereafter	—	—	—
Total lease payments	86,142	140,296	226,438
Less: imputed interest	(11,629)	(6,889)	(18,518)
Total lease liabilities	74,513	133,407	207,920
Less: Current portion of lease liability	(16,093)	(133,407)	(149,500)
Long-term portion of lease liability	$58,420	$—	$58,420

Supplemental cash flow and other information related to leases is as follows:

	Fiscal Year Ended
	May 31, 2025	May 31, 2024
Weighted-average years remaining (in years):
Finance leases	3.0 years	3.9 years
Operating leases	3.3 years	3.3 years

Weighted-average discount rate:
Finance leases	10.2%	10.4%
Operating leases	7.6%	8.1%

15

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Notes to the Combined Financial Statements

For the Fiscal Years Ended May 31, 2025 and May 31, 2024

8.	Related Party Transactions

The Company has not historically operated as a standalone business and the combined financial statements are derived from the consolidated financial statements and accounting records of the Parent. The following disclosure summarizes activity between the Company and the Parent, including the affiliates of the Parent that are not part of the Proposed Transaction.

Cost allocations from Parent

The Parent provides shared services, utilizes cash pooling in situations where the Parent pays for an expense associated with the Company. Shared services consist, but are not limited to, financing, payroll, stock-based compensation, and other expenses that are either specifically identifiable or clearly applicable to the Company. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis using an applicable measure of headcount or other allocation methodologies considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented. Management considers that such allocations have been made on a reasonable basis; however, these allocations may not be indicative of the actual expense that would have been incurred had the Company operated as an independent, stand-alone public entity.

	Fiscal Year Ended
	May 31, 2025	May 31, 2024
Cost of revenues	$2,772	$1,891
Selling, general and administrative	(1,894)	9,734
	$878	$11,625

Net transactions from Parent

Net transfers to Parent are included within Net transactions from parent company on the combined statements of changes in parent company net investment and represent the net effect of transactions between the Company and the Parent. The components of Parent company net investment activity are as follows:

	Fiscal Year Ended
	May 31, 2025	May 31, 2024
Cash pooling and general financing activities	$27,422	$(16,974)
Corporate overhead and other allocations	86,317	69,639
Net transfers from the Parent as reflected in the Combined Statements of Cash Flows	113,739	52,665
Stock-based compensation expense	(1,463)	10,135
Net assets (distributed to) contributed by Parent	(1,186)	50,064
Net transfers from the Parent as reflected in the Combined Statements of Changes in Parent Company Net Investment	$111,090	$112,864

These transactions will not be settled in cash and therefore have been reflected in the combined balance sheets as Parent company net investment.

16

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Notes to the Combined Financial Statements

For the Fiscal Years Ended May 31, 2025 and May 31, 2024

9.	Business Segments

The Company is currently organized and operates as one operating and reportable segment on a consolidated basis. The Company’s chief executive officer, who is its chief operating decision maker (“CODM”), evaluates the performance of the Company’s operating segment based on revenue and profit (loss), and is not provided with information regarding total assets by segment.

The following table presents a reconciliation to net loss before income tax expense (in thousands):

	Fiscal Year Ended
	May 31, 2025	May 31, 2024
Revenue	$84,376	$28,957
Less:
Depreciation and amortization costs	80,656	57,884
Lease and related costs	38,567	18,727
Adjusted cost of revenues (1)	11,901	5,021
Adjusted selling, general and administrative (1)	8,997	12,811
Gain on abandonment of assets	(414)	—
Total operating expenses	139,707	94,443
Operating loss	(55,331)	(65,486)
Interest expense, net	17,399	9,809
Net loss before income tax expense	$(72,730)	$(75,295)

(1)	Excludes depreciation and amortization costs and lease and related costs.
10.	Subsequent Events

The Company has evaluated events that occurred after the balance sheet date and through the date the financial statements were issued. The Company concluded that no subsequent events occurred during this period that would require recognition in the combined financial statements or disclosure in the notes thereto, except as described below.

On May 5, 2026 (the “Closing Date”), Ekso Bionics Holdings, Inc., a Nevada corporation (“Ekso”), consummated the previously announced business combination transaction (the “Business Combination”) contemplated by that certain Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”), dated February 15, 2026, by and among the Ekso, APLD Intermediate HoldCo LLC, a Delaware limited liability company (“APLD Intermediate”), APLD ChronoScale HoldCo LLC, a Delaware limited liability company and a wholly owned subsidiary of APLD Intermediate (“Contributor”), each a wholly owned direct or indirect subsidiary of Applied Digital Parent, and Cloud, a wholly owned indirect subsidiary of Applied Parent and a direct subsidiary of Contributor as of immediately prior to Closing (as defined below). Upon the Closing, the Company changed its name to “ChronoScale Corporation” and Cloud became a wholly owned subsidiary of the Company. Unless the context otherwise requires, references to the “Company” refer to Ekso Bionics Holdings, Inc. prior to the Closing and ChronoScale Corporation following the Closing.

In connection with, and as a condition to Closing of the Business Combination, on May 1, 2026, the Company entered into the Securities Purchase Agreement with Applied Parent, pursuant to which the Company agreed to sell and issue to Applied Parent 1,311,407 shares of Common Stock (the “Private Placement Shares”). The Private Placement Shares were sold at an offering price of $12.01 per share, the closing price of the Common Stock on April 30, 2026, the date immediately preceding the date of execution of the Securities Purchase Agreement, for gross proceeds of approximately $15.8 million. The closing of the transaction pursuant to the Securities Purchase Agreement took place on May 5, 2026 immediately prior to the Closing.

Also, subsequent to the year ended May 31, 2025, the Company renegotiated the majority of its finance leases to extend the duration of the lease agreements, thus extending finance lease payments through fiscal year 2028. Additionally, after year end and through May 31, 2026, the Company made finance lease payments of approximately $89.5 million and operating lease payments of $21.0 million.

On June 2, 2026, Applied Parent paid off all amounts outstanding under the SAFE agreements in an amount of $13.3 million following agreement with the investor.

17

Index to Unaudited Financial Statements of Applied Digital Cloud Corporation and Affiliates

Page

Condensed Combined Financial Statements	1
Condensed Combined Balance Sheets as of February 28, 2026 and May 31, 2025 (unaudited)	2
Condensed Combined Statements of Operations for the three and nine months ended February 28, 2026 and February 28, 2025 (unaudited)	3
Condensed Combined Statements of Changes in Parent Company Net Investment for the three and nine months ended February 28, 2026 and February 28, 2025 (unaudited)	4
Condensed Combined Statements of Cash Flows for the nine months ended February 28, 2026 and February 28, 2025 (unaudited)	5
Notes to the Condensed Combined Financial Statements (unaudited)	6

1

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Condensed Combined Balance Sheets (Unaudited)

(In thousands)

	February 28, 2026	May 31, 2025
ASSETS
Current assets:
Cash	$107	$2,398
Accounts receivable	10,714	3,788
Prepaid expenses and other current assets	559	223
Total current assets	11,380	6,409
Property and equipment, net	32,505	10,922
Operating lease right of use assets, net	76,959	91,374
Finance lease right of use assets, net	135,142	195,495
TOTAL ASSETS	$255,986	$304,200

LIABILITIES AND PARENT COMPANY NET INVESTMENT
Current liabilities:
Accounts payable	$3,796	$3,962
Accrued liabilities	3,814	572
Current portion of operating lease liability	17,606	16,093
Current portion of finance lease liability	50,777	133,407
Deferred revenue	152	3,594
Total current liabilities	76,145	157,628
Long-term portion of operating lease liability	44,985	58,420
Long-term portion of finance lease liability	20,498	—
Long-term debt	12,000	12,000
Total liabilities	153,628	228,048
Parent company net investment
Parent company net investment	102,358	76,152
Total parent company net investment	102,358	76,152
TOTAL LIABILITIES AND PARENT COMPANY NET INVESTMENT	$255,986	$304,200

See accompanying notes to the unaudited condensed combined financial statements

2

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Condensed Combined Statements of Operations (Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	February 28, 2026	February 28, 2025	February 28, 2026	February 28, 2025

Revenue	$18,087	$17,754	$53,207	$71,313
Costs and expenses:
Cost of revenues	17,716	23,342	65,618	91,359
Selling, general and administrative	10,853	14,727	11,911	21,889
Loss on abandonment of assets	107	—	598	—
Total costs and expenses	28,676	38,069	78,127	113,248
Operating loss	(10,589)	(20,315)	(24,920)	(41,935)
Interest expense, net	2,058	4,541	7,897	13,444
Net loss before income tax expense	(12,647)	(24,856)	(32,817)	(55,379)
Income tax expense	—	—	—	—
Net loss	$(12,647)	$(24,856)	$(32,817)	$(55,379)

See accompanying notes to the unaudited condensed combined financial statements

3

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Condensed Combined Statements of Changes in Parent Company Net Investment (Unaudited)

For the Three and Nine Months Ended February 28, 2026 and 2025

(In thousands)

	Parent company net investment	Total Parent company net investment
Balance, December 1, 2025	$98,481	$98,481
Net transaction from parent company	16,524	16,524
Net loss	(12,647)	(12,647)
Balance, February 28, 2026	$102,358	$102,358

	Parent company net investment	Total Parent company net investment
Balance, December 1, 2024	$63,509	$63,509
Net transaction from parent company	34,947	34,947
Net loss	(24,856)	(24,856)
Balance, February 28, 2025	$73,600	$73,600

	Parent company net investment	Total Parent company net investment
Balance, June 1, 2025	$76,152	$76,152
Net transaction from parent company	59,023	59,023
Net loss	(32,817)	(32,817)
Balance, February 28, 2026	$102,358	$102,358

	Parent company net investment	Total Parent company net investment
Balance, June 1, 2024	$37,792	$37,792
Net transaction from parent company	91,187	91,187
Net loss	(55,379)	(55,379)
Balance, February 28, 2025	$73,600	$73,600

See accompanying notes to the unaudited condensed combined financial statements

4

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Condensed Combined Statements of Cash Flows (Unaudited)

(In thousands)

	Nine Months Ended
	February 28, 2026	February 28, 2025
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(32,817)	$(55,379)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	44,641	66,355
Stock-based compensation	243	(1,529)
Lease expense	15,741	23,359
Loss on abandonment of assets	598	—
Changes in operating assets and liabilities:
Accounts receivable	(6,926)	(12,918)
Prepaid expenses and other current assets	(336)	(336)
Deferred revenue	(3,442)	(26,926)
Accounts payable	(166)	(1,139)
Accrued liabilities	3,242	(1,163)
Lease assets and liabilities	92,285	1,854
Other assets	43	402
CASH FLOW PROVIDED BY (USED IN) OPERATING ACTIVITIES	113,106	(7,420)
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	(24,271)	(858)
Finance lease prepayments	—	(1,991)
CASH FLOW USED IN INVESTING ACTIVITIES	(24,271)	(2,849)
CASH FLOW FROM FINANCING ACTIVITIES
Repayment of finance leases	(74,915)	(86,058)
Proceeds from issuance of SAFE agreement included in long-term debt	—	12,000
Net transactions with parent company	(16,211)	84,340
CASH FLOW (USED IN) PROVIDED BY FINANCING ACTIVITIES	(91,126)	10,282

NET (DECREASE) INCREASE IN CASH	(2,291)	13
CASH, BEGINNING OF PERIOD	2,398	—
CASH, END OF PERIOD	$107	13

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$7,897	$13,348
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Finance right-of-use assets obtained by lease obligation	$5,895	$64,788
Net assets contributed by parent company	$74,991	$8,376
Property and equipment in accounts payable and accrued liabilities	$—	$(25)

See accompanying notes to the unaudited condensed combined financial statements

5

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Notes to the Condensed Combined Financial Statements (Unaudited)

For the Three and Nine Months Ended February 28, 2026 and February 28, 2025

1.	Business and Basis of Presentation

Applied Digital Cloud Corporation, SAI Computing LLC, and SAI Computing Holdings LLC (together, the “Company”), provide cloud services to customers, such as AI and machine learning developers by renting space at third party co-location centers and providing the customers with access to its cloud computing equipment. They are wholly owned subsidiaries of Applied Digital Corporation (“Applied Digital” or the “Parent”). All references to “we,” “us,” “our” or the “Company” mean Applied Digital Cloud Corporation, SAI Computing LLC, and SAI Holdings LLC.

On May 5, 2026 (the “Closing Date”), Ekso Bionics Holdings, Inc., a Nevada corporation (“Ekso”), consummated the previously announced business combination transaction (the “Business Combination”) contemplated by that certain Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”), dated February 15, 2026, by and among Ekso, APLD Intermediate HoldCo LLC, a Delaware limited liability company (“APLD Intermediate”), APLD ChronoScale HoldCo LLC, a Delaware limited liability company and a wholly owned subsidiary of APLD Intermediate (“Contributor”), each a wholly owned direct or indirect subsidiary of Applied Digital, and Applied Digital Cloud Corporation, a wholly owned indirect subsidiary of Applied Parent and a direct subsidiary of Contributor as of immediately prior to Closing (as defined below). Upon the Closing, Ekso changed its name to “ChronoScale Corporation” and each of the Company entities became wholly owned direct or indirect subsidiaries of the ChronoScale Corporation.

The Company has historically existed and functioned as part of the consolidated business of the Parent. The accompanying unaudited condensed combined financial statements are prepared on a standalone basis and are derived from the Parent’s historical accounting records. The Company has not operated as a separate standalone legal entity and is comprised of three wholly-owned subsidiaries of the Parent: Applied Digital Cloud Corporation, SAI Computing LLC, and SAI Computing Holdings LLC. The unaudited condensed combined financial statements reflect the combined historical operations, financial position and cash flows of the Company for the period presented in conformity with generally accepted accounting principles in the United States (“GAAP”). The unaudited condensed combined financial statements may not be indicative of the Company’s future performance and do not necessarily reflect what the financial position, results of operations and cash flows would have been had it operated as a standalone business during the period presented. The assets, liabilities, revenue and expenses of the Company have been reflected in these unaudited condensed combined financial statements on a historical cost basis, as included in the condensed consolidated financial statements of the Parent, using the historical accounting policies applied by the Parent.

All intercompany transactions within the Company have been eliminated and all intercompany transactions between the Company and other legal entities, or components of legal entities, controlled by the Parent which are not being sold as part of the transaction have been included in the unaudited condensed combined financial statements. The aggregate net effect of intercompany transactions that will not be settled in cash have been reflected in the unaudited condensed combined balance sheets as Parent company net investment and in the unaudited condensed combined statements of cash flows as a financing activity.

The unaudited condensed combined statements of operations include all revenues, costs, and expenses directly attributable to the Company, including allocation of expense associated with payroll, stock-based compensation and income taxes. Allocations are based on direct usage when identifiable, with the remainder allocated on a pro rata basis using an applicable measure of headcount or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented. The allocated amounts are not necessarily indicative of the amounts that would be incurred or realized if the Company operated as a separate standalone entity during the periods presented. Actual costs that the Company may have incurred if it were a standalone entity would depend on a number of factors, including whether functions were outsourced or performed by employees and strategic decisions made in areas of selling, general and administrative expense and infrastructure.

Income tax amounts in the unaudited condensed combined financial statements have been calculated on a separate return method and presented as if operations were separate taxpayers in the respective jurisdictions.

The unaudited condensed combined balance sheets include assets and liabilities that have been determined to be specifically identifiable or otherwise attributable to the Company. Cash includes cash held at legal entities within the Company. The Company does not utilize a centralized treasury management function for financing its operations; however, there are cash pooling activities consisting of transfers of cash to and from the Company and the Parent which are reflected as a component of Parent company net investment in the unaudited condensed combined balance sheets.

The equity balance in the unaudited condensed combined financial statements represents the excess of total assets over liabilities including the due to/from balances between the Company and the Parent (Parent company net investment). Parent company net investment is primarily impacted by intercompany payables and receivables and allocation of stock-based compensation. For further information, please refer to and read these interim unaudited condensed combined financial statements in conjunction with the Company’s audited combined financial statements for the fiscal year ended May 31, 2025 included herein.

6

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Notes to the Condensed Combined Financial Statements (Unaudited)

For the Three and Nine Months Ended February 28, 2026 and February 28, 2025

2.	Significant Accounting Policies

Use of Estimates

The preparation of unaudited condensed combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenue and expenses during the reporting periods. On an on-going basis, the Company evaluates the estimates, including those related to allocations from parent such as payroll expense and stock-based compensation expense. Although these estimates are based on historical facts and various other assumptions that the Company believes are reasonable, actual results could differ from those estimates.

Allocations From Parent

The unaudited condensed combined financial statements include expense allocations prior to the carve-out for certain expenses provided by the Parent on a centralized basis, including, but not limited to, financing, payroll, stock-based compensation, and other expenses that are either specifically identifiable or clearly applicable to the Company. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis using an applicable measure of headcount or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented. Management considers that such allocations have been made on a reasonable basis; however, these allocations may not be indicative of the actual expense that would have been incurred had the Company operated as an independent, stand-alone public entity.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification 606, Revenue from Contracts with Customers.

The Company provides managed cloud infrastructure services to customers, such as artificial intelligence and machine learning developers, to help develop their advanced products. Customers pay a fixed rate to the Company in exchange for managed cloud services supported by Company-provided equipment. Revenues are recognized based on the fixed rate, net of any credits for non-performance, over the term of the agreements.

Accounts Receivable

Accounts receivable are primarily comprised of billed and unbilled receivables for which the Company has an unconditional right to consideration and the performance obligations have been satisfied. The Company recognizes an allowance for the remaining lifetime expected credit losses based on management’s expectation of collectability. The Company bases its estimate on multiple factors, including historical experience with bad debts, our relationship with our customers and their credit quality, the aging of respective asset balances, current macroeconomic conditions and management’s expectations of conditions in the future. The Company writes off accounts receivable in the period when the likelihood of collection of a balance is considered remote.

Segments

For the nine months ended February 28, 2026 and February 28, 2025, the Company has identified one operating segment, which has also been determined to be the Company’s primary reportable business segment. Operating segments are defined as components of an enterprise for which separate financial information is available and is evaluated regularly by the Chief Operating Decision Maker (CODM), which is the Company’s Chief Executive Officer. The Company’s CODM evaluates performance and makes operating decisions primarily based on revenue and profit (loss).

Liquidity

As of February 28, 2026, the Company had cash of $0.1 million and a working capital deficit of $64.8 million which raised substantial doubt about the Company’s ability to continue as a going concern. Historically, the Company has incurred losses and has relied on the Parent to provide financing for its operations.

The Company expects positive cash flows from operations to support its obligations and, in connection with the Business Combination raised approximately $15.8 million equity funding. Finally, the Company has the ability to modify the timing of its capital spending and extend its payment terms with vendors, if necessary.

Based on this analysis, the Company believes that substantial doubt to continue as a going concern has been alleviated. Management believes these events are sufficient to allow the Company to meet its obligations for at least one year after the date these carve-out financial statements are issued.

7

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Notes to the Condensed Combined Financial Statements (Unaudited)

For the Three and Nine Months Ended February 28, 2026 and February 28, 2025

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (“Topic 740”): Improvements to Income Tax Disclosures. This ASU is intended to enhance the transparency and decision usefulness of income tax disclosures, primarily related to standardization and disaggregation of rate reconciliation categories and income taxes paid by jurisdiction. The guidance is effective for fiscal years beginning after December 15, 2024, with early adoption permitted, and can be applied either prospectively or retrospectively. The Company has adopted this ASU for the fiscal year beginning June 1, 2025 and will present updated disclosures in its fiscal year ended May 31, 2026 financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU is intended to enhance transparency of income statement disclosures primarily through additional disaggregation of relevant expense captions. In January 2025, the FASB issued ASU No. 2025-01, which revises the effective date of ASU No. 2024-03, to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. The ASU allows prospective or retrospective application. The Company is currently evaluating the impact of this ASU on its financial statement presentation and disclosures and plans to adopt this pronouncement beginning with its fiscal year beginning June 1, 2027.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270) Narrow-Scope Improvements. which is intended to improve the navigability of the guidance in ASC 270, Interim Reporting, and clarify when it applies. Under the amendments, an entity is subject to ASC 270 if it provides interim financial statements and notes in accordance with GAAP. ASU 2025-11 also addresses the form and content of such financial statements, interim disclosures requirements, and establishes a principle under which an entity must disclose events since the end of the last annual reporting period that have a material impact on the entity. ASU 2025-11 is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027, and early adoption is permitted. The Company is currently evaluating the impact of this ASU on its financial statements and plans to adopt this pronouncement beginning with its fiscal year beginning June 1, 2028.

In December 2025, the FASB issued ASU 2025-12, Codification Improvements. The amendments in this update are to make other incremental improvements to GAAP and facilitate codification updates for a broad range of Topics arising from technical corrections, unintended application of the codification, clarifications, and other minor improvements. The resulting amendments are collectively referred to as Codification improvements. ASU 2025-12 is effective for all entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods. The Company is currently evaluating the impact the adoption of ASU 2025-12 may have on the Company’s condensed combined financial statements.

3.	Property and Equipment

Property and equipment consisted of the following as of February 28, 2026 and May 31, 2025 (in thousands):

	Estimated Useful Life	February 28, 2026	May 31, 2025
Networking equipment, electrical equipment, and software	3 years - 5 years	$672	$672
Leasehold improvements	3 years - 7 years	697	697
Construction in progress		3,361	3,331
Other equipment and fixtures	5 years - 7 years	33,149	8,900
Total cost of property and equipment		37,879	13,600
Accumulated depreciation		(5,374)	(2,678)
Property and equipment, net		$32,505	$10,922

Depreciation expense totaled $1.6 million and $2.7 million for the three and nine months ended February 28, 2026, respectively, and $0.5 million and $1.4 million for the three and nine months ended February 28, 2025, respectively.

8

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Notes to the Condensed Combined Financial Statements (Unaudited)

For the Three and Nine Months Ended February 28, 2026 and February 28, 2025

4.	Revenue from Contracts with Customers

Below is a summary of the Company’s revenue concentration by major customer for the three and nine months ended February 28, 2026 and February 28, 2025, respectively.

	Three Months Ended		Nine Months Ended
	February 28, 2026	February 28, 2025	February 28, 2026	February 28, 2025
Customer A	100%	100%	100%	73%
Customer B	—%	—%	—%	27%

Deferred Revenue

Changes in the Company’s deferred revenue balances for the nine months ended February 28, 2026 and February 28, 2025, respectively, are shown in the following table (in thousands):

	Nine Months Ended
	February 28, 2026	February 28, 2025
Balance, beginning of period	$3,594	$31,178
Advance billings	49,765	54,030
Revenue recognized	(53,207)	(71,313)
Other adjustments	—	(9,643)
Balance, end of period	$152	$4,252

5.	Debt

In the prior fiscal year, the Company entered into two SAFE agreements totaling $12.0 million with an investor (the “Investor”). Under the terms of the SAFE agreements, the Investor has the right to certain shares of the Company’s preferred stock.

The SAFE agreements were accounted for in accordance with ASC 480: Distinguishing Liabilities from Equity. Per the SAFE agreements, as the underlying share class has not been issued yet and as such, equity classification cannot be determined based on redemption rights, these agreements were classified as liabilities and included in long-term debt at their face value on the Company’s unaudited condensed combined balance sheets.

6.	Leases

From time to time, the Company enters into leases for equipment and office space. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. The Company presents operating and finance lease right of use assets and liabilities separately on the unaudited condensed combined balance sheets as their own captions, with the liabilities split between current and long-term.

During the nine months ended February 28, 2026, the Company renegotiated the majority of its finance leases to extend the duration of the lease agreements, thus extending finance lease payments through fiscal year 2028. In accordance with ASC 842, as the modifications were not separate contracts, the Company reassessed the classification of the leases, noting no change in classification. As such, the Company reallocated the remaining consideration in the contract and remeasured the lease liability using a discount rate for each of the leases determined at the effective date of the modification. The Company recognized the amount of the remeasurement of the lease liability for each of the modified leases as an adjustment to the corresponding right-of-use asset.

Subsequent to February 28, 2026 and through May 31, 2026, the Company made finance lease payments of approximately $14.6 million and operating lease payments of $5.3 million.

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APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Notes to the Condensed Combined Financial Statements (Unaudited)

For the Three and Nine Months Ended February 28, 2026 and February 28, 2025

Components of lease expense were as follows (in thousands):

	Three Months Ended		Nine Months Ended
	February 28, 2026	February 28, 2025	February 28, 2026	February 28, 2025
Operating lease cost:
Operating lease expense	$6,078	$9,715	$18,234	$27,250
Short-term lease expense	—	10,129	183	10,129
Total operating lease cost	6,078	19,844	18,417	37,379
Finance lease expense:
Amortization of right-of-use assets(1)	13,548	13,909	41,945	64,991
Interest on lease liabilities	2,049	4,514	7,889	12,959
Total finance lease cost	15,597	18,423	49,834	77,950
Variable lease cost	520	731	1,953	1,647
Total net lease cost	$22,195	$38,998	$70,204	$116,976

(1)	Amortization of right-of-use assets is included within cost of revenues and selling, general and administrative expense in the unaudited condensed combined statements of operations.

The following table represents the Company’s future minimum lease payments as of February 28, 2026:

	Operating Leases	Finance Leases	Total
FY26	$5,293	$14,583	$19,876
FY27	21,798	51,055	72,853
FY28	22,623	10,967	33,590
FY29	17,152	—	17,152
FY30	3,536	—	3,536
Thereafter	—	—	—
Total lease payments	70,402	76,605	147,007
Less: imputed interest	(7,811)	(5,330)	(13,141)
Total lease liabilities	62,591	71,275	133,866
Less: Current portion of lease liability	(17,606)	(50,777)	(68,383)
Long-term portion of lease liability	$44,985	$20,498	$65,483

Supplemental cash flow and other information related to leases is as follows:

	Nine Months Ended
	February 28, 2026	February 28, 2025
Weighted-average years remaining (in years):
Operating leases	2.6 years	3.2 years
Finance leases	2.3 years	3.0 years

Weighted-average discount rate:
Operating leases	7.6%	7.6%
Finance leases	9.8%	10.0%

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APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Notes to the Condensed Combined Financial Statements (Unaudited)

For the Three and Nine Months Ended February 28, 2026 and February 28, 2025

7.	Related Party Transactions

The Company has not historically operated as a standalone business and the unaudited condensed combined financial statements are derived from the consolidated financial statements and accounting records of the Parent. The following disclosure summarizes activity between the Company and the Parent, including the affiliates of the Parent that are not part of the Proposed Transaction.

Cost allocations from Parent

The Parent provides shared services, utilizes cash pooling in situations where the Parent pays for an expense associated with the Company. Shared services consist, but are not limited to, financing, payroll, stock-based compensation, and other expenses that are either specifically identifiable or clearly applicable to the Company. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis using an applicable measure of headcount or other allocation methodologies considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented. Management considers that such allocations have been made on a reasonable basis; however, these allocations may not be indicative of the actual expense that would have been incurred had the Company operated as an independent, stand-alone public entity.

	Three Months Ended		Nine Months Ended
	February 28, 2026	February 28, 2025	February 28, 2026	February 28, 2025
Cost of revenues	$246	$706	$854	$2,181
Selling, general and administrative	—	—	—	(1,894)
	$246	$706	$854	$287

Net Parent Investment

Net transfers to Parent are included within Parent company net investment on the unaudited condensed combined statements of changes in parent company net investment and represent the net effect of transactions between the Company and the Parent. The components of Parent company net investment activity are as follows:

	Nine Months Ended
	February 28, 2026	February 28, 2025
Cash pooling and general financing activities	$(22,279)	$(9,660)
Corporate overhead and other allocations	6,068	94,000
Net transfers from the Parent as reflected in the Condensed Combined Statements of Cash Flows (unaudited)	(16,211)	84,340
Stock-based compensation expense	243	(1,529)
Net assets contributed by (distributed to) Parent	74,991	8,376
Net transfers from the Parent as reflected in the Condensed Combined Statements of Changes in Parent Company Net Investment (unaudited)	$59,023	$91,187

These transactions will not be settled in cash and therefore have been reflected in the unaudited condensed combined balance sheets as Parent company net investment.

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APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Notes to the Condensed Combined Financial Statements (Unaudited)

For the Three and Nine Months Ended February 28, 2026 and February 28, 2025

8.	Business Segments

The Company is currently organized and operates as one operating and reportable segment on a consolidated basis. The Company’s chief executive officer, who is its chief operating decision maker (“CODM”), evaluates the performance of the Company’s operating segment based on revenue and profit (loss) and is not provided with information regarding total assets by segment.

The following tables presents reco nciliation to net loss before income tax expense (in thousands):

	Three Months Ended		Nine Months Ended
	February 28, 2026	February 28, 2025	February 28, 2026	February 28, 2025
Revenue	$18,087	$17,754	$53,207	$71,313
Less:
Depreciation and amortization costs	15,191	14,404	44,641	66,355
Lease and related costs	6,598	20,574	20,370	39,025
Adjusted cost of revenues (1)	2,920	2,810	7,989	8,856
Adjusted selling, general and administrative (1)	3,860	281	4,529	(988)
Loss on abandonment of assets	107	—	598	—
Total operating expenses	28,676	38,069	78,127	113,248
Operating loss	(10,589)	(20,315)	(24,920)	(41,935)
Interest expense, net	2,058	4,541	7,897	13,444
Net loss before income tax expense	$(12,647)	$(24,856)	$(32,817)	$(55,379)

(1)	Excludes depreciation and amortization costs and lease and related costs.

9.	Subsequent Events

The Company has evaluated events that occurred after the balance sheet date and through the date of the financial statements were issued. The Company concluded that no subsequent events occurred during this period that would require recognition in the unaudited condensed combined financial statements or disclosure in the notes thereto, except as described below.

On May 5, 2026 (the “Closing Date”), Ekso Bionics Holdings, Inc., a Nevada corporation (“Ekso”), consummated the previously announced business combination transaction (the “Business Combination”) contemplated by that certain Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”), dated February 15, 2026, by and among the Ekso, APLD Intermediate HoldCo LLC, a Delaware limited liability company (“APLD Intermediate”), APLD ChronoScale HoldCo LLC, a Delaware limited liability company and a wholly owned subsidiary of APLD Intermediate (“Contributor”), each a wholly owned direct or indirect subsidiary of Applied Digital Parent, and Cloud, a wholly owned indirect subsidiary of Applied Parent and a direct subsidiary of Contributor as of immediately prior to Closing (as defined below). Upon the Closing, the Company changed its name to “ChronoScale Corporation” and Cloud became a wholly owned subsidiary of the Company. Unless the context otherwise requires, references to the “Company” refer to Ekso Bionics Holdings, Inc. prior to the Closing and ChronoScale Corporation following the Closing.

In connection with, and as a condition to Closing of the Business Combination, on May 1, 2026, the Company entered into the Securities Purchase Agreement with Applied Parent, pursuant to which the Company agreed to sell and issue to Applied Parent 1,311,407 shares of Common Stock (the “Private Placement Shares”). The Private Placement Shares were sold at an offering price of $12.01 per share, the closing price of the Common Stock on April 30, 2026, the date immediately preceding the date of execution of the Securities Purchase Agreement, for gross proceeds of approximately $15.8 million. The closing of the transaction pursuant to the Securities Purchase Agreement took place on May 5, 2026 immediately prior to the Closing.

On June 2, 2026, Applied Parent paid off all amounts outstanding under the SAFE agreements in an amount of $13.3 million following agreement with the investor.

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